BitGo Holdings Announces Fourth Quarter and Full Year 2025 Financial Results

Posted significant total revenue growth of 440% and 424% in the fourth quarter and full year 2025, respectively

Successfully expanded market share while executing against strategy focused on global expansion, client growth, and product innovation

NEW YORK, March 26, 2026 (BUSINESS WIRE) – BitGo Holdings, Inc. (NYSE: BTGO) (“BitGo” or “the Company”) announced today results for its fourth quarter and full year ended December 31, 2025.

“In January, BitGo became the first public, federally chartered digital asset infrastructure company,” said Mike Belshe, CEO of BitGo. “This milestone, in combination with our strong fourth quarter and full year 2025 results and continued market share expansion, serves to strengthen our value proposition while supporting investments in our strategy as we enhance and broaden our suite of institutional-grade infrastructure solutions."

Belshe continued, “We’ve already made progress against our strategy in the first quarter of 2026. In January, we announced our partnership with SoFi to support their stablecoin, SoFiUSD, making us the first company to support two of the world's top stablecoins. And just a few days ago, we announced our partnership with Susquehanna Crypto to provide institutional clients with first-of-its-kind access to prediction markets through our OTC desk. We also launched our derivatives business during the first quarter of 2026, with roughly $3 billion in notional trading volume and over $3 million in revenue. The year has started with some macro volatility, but we are confident that our ability to capture near-term opportunities and grow our client pipeline position us well to mitigate these headwinds.”

Consolidated Financial Highlights

Fourth Quarter 2025 (vs. Fourth Quarter 2024)

•Total revenue of $6.2 billion increased 439.9% year-over-year, driven by higher digital asset trading activity, increased subscription and services revenue, continued success of the Company’s Stablecoin-as-a-Service offering, as well as existing and new client growth.
•Net loss of $(50.0) million compared to net income of $129.4 million in the prior year, with the change materially driven by declines in digital asset prices impacting the Company’s Bitcoin treasury.
•Adjusted EBITDA of $12.1 million vs. $4.2 million, an increase of 188.0% year-over-year, demonstrating operating leverage inherent in the Company’s model.
•Basic EPS of $(1.03) compared to $1.24 in the prior year, driven by declines in digital asset prices impacting the Company’s Bitcoin treasury.
•Diluted EPS of $(1.03) compared to $1.07 in the prior year, driven by declines in digital asset prices impacting the Company’s Bitcoin treasury.

Full Year 2025 (vs. Full Year 2024)

•Total revenue of $16.2 billion increased 424.3% year-over-year, driven by digital asset sales and gains in subscriptions and services.
•Net loss of $(14.8) million compared to net income of $156.6 million in the prior year, with the change materially driven by declines in digital asset prices impacting the Company’s Bitcoin treasury.
•Adjusted EBITDA of $32.4 million vs. $3.2 million, an increase of 904.4% year-over-year, demonstrating operating leverage inherent in the Company’s model.
•Basic EPS of $(0.38) compared to $1.38 in the prior year, driven by declines in digital asset prices impacting the Company’s Bitcoin treasury.
•Diluted EPS of $(0.38) compared to $0.90 in the prior year, driven by declines in digital asset prices impacting the Company’s Bitcoin treasury.

Product Financial Highlights

Fourth Quarter 2025 (vs. Fourth Quarter 2024)

Digital Asset Sales
•Digital Asset Sales total revenue was $6.0 billion, increasing 531.3% year-over-year from $955.5 million.
•Overall margin of 0.24% compared to 0.34% in the prior year.

Staking Revenue
•Staking total revenue of $58.3 million declined 64.0% year-over-year from $162.1 million.
•Take rate of 7.6% compared to 11.0% in the prior year.

Subscriptions and Services Revenue
•Subscriptions and Services total revenue was $39.3 million, an increase of 75.2% year-over-year from $22.4 million.

Stablecoin-as-a-Service Revenue
•Stablecoin total revenue of $26.6 million.
•Quarterly average AUM of $2.8 billion and take rate of 0.2%.

Full Year 2025 (vs. Full Year 2024)

Digital Asset Sales
•Digital Asset Sales total revenue was $15.6 billion, increasing 512.6% year-over-year from $2.5 billion.
•Overall margin of 0.21% compared to 0.47% in the prior year.

Staking Revenue
•Staking total revenue of $385.0 million declined 16.2% year-over-year from $459.6 million.
•Take rate of 10.5% compared to 8.8% in the prior year.

Subscriptions and Services Revenue
•Subscriptions and Services total revenue was $121.5 million, an increase of 56.9% year-over-year from $77.4 million.

Stablecoin-as-a-Service Revenue
•Stablecoin total revenue of $66.7 million.
•Annual average AUM of $2.2 billion and take rate of 0.16%.

Key Operational Metrics

As of December 31, 2025 (vs. December 31, 2024)

•Number of Clients grew 103.5% year-over-year to 5,322 from 2,615 clients.
•Number of Users grew 14.0% year-over-year to 1.2 million from 1.0 million users.
•Assets on Platform of $81.6 billion decreased 9.2% year-over-year from $89.9 billion.
•Assets Staked of $15.6 billion decreased 51.1% year-over-year from $31.9 billion.

Business and Operational Highlights

•Subsequent to year-end, successfully debuted as a public company on the New York Stock Exchange on January 22, 2026.
•Secured Office of the Comptroller of the Currency (“OCC”) approval in December, enabling the company to become the first public, federally chartered digital asset infrastructure provider.
•Powered growth in sales and client portfolio through geographic expansion, including broadening the Company's license in Germany and securing custody broker-dealer status in Dubai.
•Broadened product suite with the launch of Stablecoin-as-a-Service and Crypto-as-a-Service in the first half of 2025.

•Secured exciting partnerships in 2025 with Fidelity and BitMine, as well as with Clear Street, Canary Capital, Moomoo, WLFI, InvestiFi, ProCap, and Upexi subsequent to year-end.

Conference Call and Webcast Information
BitGo will host a call to discuss its results at 5:00 p.m. Eastern Time today, March 26, 2026. A live webcast of the conference call will be available online at https://investors.bitgo.com and an archived replay will be accessible at the same location for up to one year.

About BitGo
BitGo (NYSE: BTGO) is the digital asset infrastructure company delivering custody, wallets, staking, trading, financing, stablecoins, and settlement services from regulated cold storage. Since 2013, BitGo has focused on accelerating the transition of the financial system to a digital asset economy. BitGo maintains a global presence and multiple regulated entities, including BitGo Bank & Trust, National Association, the first federally chartered digital asset trust bank owned by a publicly traded company. Today, BitGo serves thousands of institutions, including many of the industry's top brands, financial institutions, exchanges, and platforms, and millions of investors worldwide. For more information, visit www.bitgo.com.

Investor Contact
investors@BitGo.com

Media Contact
press@BitGo.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future operating results and financial condition including our expected performance in 2026, our business strategy and plans, market growth and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our future financial performance, including our expectations regarding our revenue, cost of revenue, gross profit or gross margin, operating expenses, including changing in operating expenses, and our ability to maintain profitability; our business plan and our ability to effectively manage our growth; our total market opportunity; anticipated trends, growth rates and challenges in our business, the digital asset economy, the price and market capitalization of digital assets in the markets in which we operate; market acceptance of our products and services; beliefs and objectives for future operations; our ability to attract and successfully retain new clients and increase adoption and use of our products and services by existing clients; our ability to develop and introduce new products and services and bring them to market in a timely manner; our expectations concerning relationships with third parties; our ability to maintain, protect, and enhance our intellectual property; our ability to continue to expand internationally; the effects of increased competition in our markets and our ability to compete effectively; future acquisitions or investments in complementary companies, products, technologies, or services; our key business metrics used to evaluate our business, measure our performance, identify trends affecting our business, and make strategic decisions; our ability to stay in compliance with laws and regulations that currently apply or may become applicable to our business both in the U.S. and internationally given the highly evolving and uncertain regulatory landscape; economic and industry trends, projected growth or trend analysis; general economic conditions in the U.S. and globally, including the effects of global geopolitical conflicts, inflation, interest rates, any instability in the global banking sector and foreign currency exchange rates; our ability to operate and grow our business in light of macroeconomic uncertainty; our ability to remediate identified material weaknesses in our internal control over financial reporting; increased expenses associated with being a public company; and other statements regarding our future operations, financial condition, prospects and business strategies.

We have based these forward-looking statements largely on our management’s current expectations and projections about future events and trends that we believe may affect our financial condition, operating results, business strategy, and short-term and long-term business operations and objectives. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the section titled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission on March 26, 2026, as such factors may be updated from time to time in our periodic and other documents of BitGo filed with the Securities and Exchange Commission (available at www.sec.gov). Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Non-GAAP Financial Measures
We have provided in this release financial information that has not been prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with peer companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures provided in the Appendix below.

Adjusted EBITDA: We define Adjusted EBITDA as net income (loss), excluding (i) provision for income taxes, (ii) depreciation and amortization, (iii) stock-based payment expense, (iv) goodwill impairment charge, (v) net changes in unrealized appreciation / (loss) on digital assets, (vi) gains on disposal of assets related to asset purchase agreements, (vii) gain on return of digital intangible asset loans, (viii) gain on exchange of digital intangible assets – restricted, (ix) gain on disposal of digital intangible assets received as collateral, (x) change in fair value of embedded derivative related to obligations to return digital intangible assets, (xi) change in fair value of embedded derivative related to obligations to exchange digital intangible assets, (xii) impairment of digital assets, and (xiii) certain non-recurring charges (which are specified in detail below). The above items are excluded from our Adjusted EBITDA measure because they are non-cash in nature, their amount and timing are volatile and influenced by digital asset prices, they are unpredictable, or they are not driven by the core results of operations. In any case, including such items would reduce the comparability of our financial performance across periods and with industry peers. We believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance in a consistent manner. Moreover, Adjusted EBITDA is a key measure used by our management internally for financial, risk management and operational decision-making.

BitGo Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except per share data)

	As of December 31,
	2025	2024
	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$106,275	$87,424
Cash and cash equivalents segregated for the benefit of stablecoin holders - restricted	3,313,527	—
Accounts receivables, net of allowance for credit losses	15,774	21,846
Loan receivables	176,655	87,488
Digital intangible assets loan receivables, at fair value	30,774	9,343
Digital intangible assets, at fair value	344,439	249,475
Digital intangible assets collateral, at fair value	260,358	188,961
Deferred tax assets	7,130	2,801
Other current assets	272,270	25,336
Total current assets	4,527,202	672,674
Equipment and software, net	13,180	2,244
Operating lease right-of-use assets	6,346	4,092
Intangible assets, net	1,226	3,721
Other non-current assets	713	546
Total assets	$4,548,667	$683,277
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,955	$4,500
Deferred revenue, current	4,710	4,696
Deposits from stablecoin holders	3,313,527	—
Borrowings	118,848	30,000
Borrowings of digital intangible assets, at fair value	233,687	—
Obligations to return collateral, at fair value	400,132	227,676
Deferred tax liability, current	7,674	18,741
Operating lease liabilities, current	2,483	1,442
Other current liabilities	135,125	64,432
Total current liabilities	4,226,141	351,487
Operating lease liabilities, non-current	3,978	2,919
Total liabilities	4,230,119	354,406
Commitments and contingencies	—	—
Stockholders’ equity:	—	—
Common stock A, $0.0001 par value - 139,950,076 shares authorized as of December 31, 2025 and 2024; 33,822,318 and 32,419,520 shares issued and outstanding as of December 31, 2025 and 2024, respectively	3	3
Common stock B, $0.0001 par value - 140,000,000 and nil shares authorized as of December 31, 2025 and 2024, respectively; 8,855,382 and nil shares issued and outstanding as of December 31, 2025 and 2024, respectively	1	—

Common stock F, $0.0001 par value - 18,507,269 shares authorized as of December 31, 2025 and 2024; nil and 7,600,717 shares issued and outstanding as of December 31, 2025 and 2024,respectively	—	1
Series C-2 convertible preferred stock, $0.0001 par value - 2,669,743 shares authorized as of December 31, 2025 and 2024; 2,614,528 shares issued and outstanding as of December 31, 2025 and 2024 (liquidation preference of $41,952)	41,963	41,963
Series C-1 convertible preferred stock, $0.0001 par value - 93,482 shares authorized, issued, and outstanding as of December 31, 2025 and 2024 (liquidation preference of $1,500)	1,486	1,486
Series C convertible preferred stock, $0.0001 par value - 12,464,321 shares authorized as of December 31, 2025 and 2024; 5,383,136 shares issued and outstanding as of December 31, 2025 and 2024 (liquidation preference of $86,285)	86,285	86,285
Series B-3 convertible preferred stock, $0.0001 par value - 7,000,000 shares authorized as of December 31, 2025 and 2024; 5,972,572 and 5,976,760 shares issued and outstanding as of December 31, 2025 and 2024 (liquidation preference of $23,907)	14,651	14,661
Series B-2 convertible preferred stock, $0.0001 par value - 1,896,757 shares authorized, issued, and outstanding as of December 31, 2025 and 2024 (liquidation preference of $3,500)	2,963	2,963
Series B-1 convertible preferred stock, $0.0001 par value - 4,235,374 shares authorized, issued, and outstanding as of December 31, 2025 and 2024 (liquidation preference of $15,000)	14,959	14,959
Series B convertible preferred stock, $0.0001 par value - 16,820,400 shares authorized as of December 31, 2025 and 2024; 16,820,350 shares issued and outstanding as of December 31, 2025 and 2024 (liquidation preference of $45,899)	42,310	42,310
Series A convertible preferred stock, $0.0001 par value - 21,005,676 shares authorized, issued, and outstanding as of December 31, 2025 and 2024 (liquidation preference of $13,465)	11,913	11,913
Series Seed preferred convertible stock, $0.0001 par value - 2,780,080 shares authorized as of December 31, 2025 and 2024; 2,756,913 and 2,780,080 shares issued and outstanding as of December 31, 2025 and 2024, respectively (liquidation preference of $2,459)	5,950	6,000
Minority interest	1,953	2,429
Additional paid-in capital	32,006	27,011
Retained earnings	62,105	76,887
Total stockholders’ equity	318,548	328,871
Total liabilities and stockholders’ equity	$4,548,667	$683,277

BitGo Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(unaudited)		(audited)
Revenue
Total revenue	$6,156,539	$1,140,324	$16,152,121	$3,080,967
Expenses
Digital assets sales cost	6,017,661	952,244	15,544,500	2,531,063
Staking fees	53,880	144,316	344,518	419,286
Stablecoin sponsor fees	25,116	—	63,993	—
Interest expense	5,173	405	10,848	1,630
Compensation and benefits	27,927	23,576	104,171	79,939
General and administrative expenses	24,001	18,596	75,989	52,817
Amortization and depreciation	1,277	793	4,026	3,216
Total expenses	6,155,035	1,139,930	16,148,045	3,087,951
Income (loss) from operations	1,504	394	4,076	(6,984)
Net change in unrealized appreciation on digital assets	(79,877)	74,622	(38,708)	112,001
Goodwill impairment charge	—	(36,496)	—	(36,496)
Gain (loss) on disposal of assets	5,577	115,768	11,109	117,427
Total other income (loss)	(74,300)	153,894	(27,599)	192,932
Income (loss) before income taxes	(72,796)	154,288	(23,523)	185,948
Provision for (benefit from) income taxes	(22,761)	24,887	(8,741)	29,394

Net income (loss)	$(50,035)	$129,401	$(14,782)	$156,554
Net income (loss) attributable to common stockholders, basic and diluted	$(50,035)	$49,260	$(14,782)	$54,124
of which:
Basic net income (loss) attributable to common stock - Class A	$(34,309)	$39,855	$(11,753)	$43,630
Basic net income (loss) attributable to common stock - Class B	$(9,101)	$—	$(863)	$—
Basic net income (loss) attributable to common stock - Class F	$—	$9,406	$(2,166)	$10,494
Diluted net income (loss) attributable to common stock - Class A	$(34,309)	$50,397	$(11,753)	$46,787
Diluted net income (loss) attributable to common stock - Class B	$(9,101)	$—	$(863)	$—
Diluted net income (loss) attributable to common stock - Class F	$—	$8,776	$(2,166)	$7,337
Net income (loss) per share:
Basic - Class A	$(1.03)	$1.24	$(0.38)	$1.38
Basic - Class B	$(1.03)	$—	$(0.38)	$—
Basic - Class F	$—	$1.24	$(0.38)	$1.38
Diluted - Class A	$(1.03)	$1.07	$(0.38)	$0.90
Diluted - Class B	$(1.03)	$—	$(0.38)	$—
Diluted - Class F	$—	$1.07	$(0.38)	$0.90
Weighted-average shares used to compute net income (loss) per share:
Basic - Class A	33,381	32,206	30,727	31,602
Basic - Class B	8,855	—	2,256	—
Basic - Class F	—	7,601	5,664	7,601
Diluted - Class A	33,381	46,881	30,727	52,060
Diluted - Class B	8,855	—	2,256	—
Diluted - Class F	—	8,164	5,664	8,164

BitGo Holdings, Inc. and Subsidiaries
Consolidated Statement of Cash Flows
(in thousands)

	Year Ended December 31,
	2025	2024
	(audited)
Cash flow from operating activities:
Net Income (loss)	$(14,782)	$156,554
Adjustment to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation expense	3,389	2,676
Depreciation and amortization	4,026	3,216
Provision for credit losses	1,861	3,659
Goodwill impairment	—	36,496
Digital asset fair market value adjustment	34,660	(116,322)
Digital intangible assets received as revenue payments	(59,604)	(55,530)
Digital intangible assets used as accounts payable payments	21,514	7,588
Gain on disposal of digital intangible assets	(11,109)	(2,479)
Gain on disposal of digital intangible assets received related to disposal of WBTC assets	—	(115,000)
Change in fair value of receivables denominated in digital intangible assets	4,683	(1,342)
Change in fair value of payables denominated in digital intangible assets	(635)	5,648
Loss (gain) on disposable of equipment	—	(5)
Changes in assets and liabilities:
Accounts receivable, net	(472)	(13,759)
Digital intangible assets	65,248	113,393
Deferred tax asset	(4,329)	(2,801)
Other assets	(24,156)	(36,348)
Accounts payables	5,147	(2,420)
Deferred revenue	14	1,444
Deferred tax liability	(11,067)	18,741
Other liabilities.	15,583	7,274
Net cash provided by operating activities	29,971	10,683
Cash flow from investing activities:
Purchase of equipment and capitalization of internally developed software costs	(12,467)	(2,079)
Business combinations, net of cash acquired	—	4,908
Purchase of digital intangible assets for treasury	(12,691)	(20,593)
Origination of loans receivable	(305,576)	(100,538)
Repayment of loans receivable	216,409	59,383
Proceeds from the sale of assets	—	2

Net cash used in investing activities	(114,325)	(58,917)
Cash flow from financing activities:
Proceeds from the issuance of common stock upon exercise of options	1,546	277
Proceeds from minority interest in joint venture	(476)	2,429
Proceeds from borrowings to support loans	158,665	30,000
Repayment of borrowings	(69,817)	—
Deposits from stablecoin holders, net of redemptions	3,313,527	—
Proceeds from non custodial customer assets pending settlement	42,659	40,956
Fiat currency returned as collateral	(29,372)	—
Fiat currency received as collateral	—	29,325
Repurchase of Series C shares	—	(15,000)
Proceeds from issuance of Series C-1 financing	—	1,486
Net cash provided by financing activities	3,416,732	89,473
Net increase in cash and cash equivalents	3,332,378	41,239
Cash and cash equivalents, beginning of period	87,424	46,185
Cash and cash equivalents, end of period	$3,419,802	$87,424

Adjusted EBITDA Reconciliation

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(in thousands)
	(unaudited)		(audited)
Net income (loss)	$(50,035)	$129,401	$(14,782)	$156,554
Provision for (benefit from) income taxes	(22,761)	24,887	(8,741)	29,394
Depreciation and amortization	1,277	793	4,026	3,216
Stock-based compensation expense	768	979	3,389	2,676
Goodwill impairment charge	—	36,496	—	36,496
Net change in unrealized appreciation (loss) on digital assets	79,877	(74,622)	38,708	(112,001)
Gain on disposal of assets related to asset purchase agreement	—	(115,000)	—	(115,000)
Legal contingencies, settlements and related costs	2,949	1,259	9,811	1,892
Adjusted EBITDA	$12,075	$4,193	$32,411	$3,227